UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2020

BENITEC BIOPHARMA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39267	84-462-0206
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3940 Trust Way, Hayward, California		94545
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 780-0819

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	BNTC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2020, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Benitec Biopharma Inc. (the “Company”) approved discretionary bonus payments for Dr. Jerel Banks, the Company’s Executive Chairman and Chief Executive Officer, and Megan Boston, the Company’s Executive Director, in connection with their performance during the Company’s fiscal year ending June 30, 2020, in the amount of $200,000 for Dr. Banks and $110,715 for Ms. Boston. In addition, also on October 22, 2020, the Compensation Committee approved increases of Dr. Banks’ and Ms. Boston’s annual base salaries to $450,000 and $255,852, respectively, each effective as of September 16, 2020. Ms. Boston’ salary and bonus as reported in this Current Report on Form 8-K has been converted to U.S. dollars from Australian dollars using a conversion rate of AUD$1.00 to $0.671. The Compensation Committee further determined that the target annual discretionary bonus with respect to the Company’s fiscal year ending June 30, 2021 would be 50% and 40% of base salary for each of Mr. Banks and Ms. Boston, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BENITEC BIOPHARMA INC.
Date: October 27, 2020		/s/ Jerel A. Banks
	Name:	Jerel A. Banks
	Title:	Chief Executive Officer